Exhibit 21.1

Name	Jurisdiction of Organization
Mattress Intermediate Holdings, Inc. (1)	Delaware
Mattress Holdco, Inc. (2)	Delaware
Mattress Holding Corp. (3)	Delaware
Mattress Firm, Inc. (4)	Delaware
Mattress Firm—Vision Park, LLC (4)	Delaware
The Mattress Venture, LLC (5)	Texas
Maggie’s Enterprises, LLC (5)	Virginia
Mattress Firm—Arizona, LLC (5)	Arizona
Metropolitan Mattress Corporation (6)	Arizona
MGHC Holding Corporation (5)	Delaware
Mattress Giant Acquisition Corporation (7)	Delaware
Mattress Giant Corporation (8)	Texas
MGC Membership Corporation (9)	Delaware
MGiant GenPar, LLC (10)	Delaware
MGiant LimPar, LLC (10)	Delaware
Mattress Giant I Limited Partnership (11)	Texas
B29 LLC (12)	Delaware
NE Mattress People, LLC (5)	Delaware
American Internet Sales LLC (5)	Delaware
Sleep Experts Partners, L.P. (5)	Texas
Sleep Experts II, LLC (13)	Texas
The Sleep Train, Inc. (5)	California
ST San Diego, LLC (14)	California
Sleep Country USA, LLC (15)	Delaware
HMK Mattress Holdings LLC (5)	Delaware
HMK Intermediate Holdings LLC (16)	Delaware
Sleepy’s, LLC (17)	Delaware
SINT, LLC (17)	Delaware
Dial Operations, LLC (17)	Delaware
1800mattress.com, LLC (18)	New York
1800mattress.com IP, LLC (18)	New York
MD Acquisition LLC (17)	Delaware
Mattress Discounters Operations LLC (19)	Delaware
Mattress Discounters IP LLC (19)	Delaware
Mattress Discounters Group LLC (19)	Virginia
Acker Realty Holdings LLC (17)	New York
AJDA, LLC (20)	Delaware
South Oyster Bay Realty, LLC (20)	New York
SS Oyster Bay Realty, LLC (21)	New York
110 Jericho Turnpike Partners, LLC (20)	New York
146 Route 17 Partners, LLC (20)	New Jersey
1520 Sunrise Highway, LLC (20)	New York
1522 Sunrise Realty, LLC (20)	New York
1894 Jericho Management, LLC (20)	New York
2099 Montauk Management, LLC (20)	New York
221 Sunrise Management, LLC (20)	New York
310 Route 10 West Associates, LLC (20)	New Jersey
45 South York Associates, LLC (20)	Pennsylvania

669 Sunrise Realty, LLC (20)	New York
Aramingo Avenue Associates, LLC (20)	Pennsylvania
Bethlehem Pike Realty, LLC (20)	Pennsylvania
Craftsman Realty, LLC (20)	Connecticut
Farmingdale 2000, LLC (20)	New York
Hartford Road Realty Management, LLC (20)	Connecticut
Hazlet Partners, LLC (20)	New Jersey
Jericho Hamlet Unit LLC (20)	New York
Maple Shade Partners, LLC (20)	New Jersey
New Road Management Partners, LLC (20)	New Jersey
Old Saybrook Properties, LLC (20)	Connecticut
Robbinsville 7A Warehouse Group, LLC (20)	New Jersey
Route 211 Middletown Realty, LLC (20)	New York
Route 352 Management Partners, LLC (20)	Pennsylvania
Scranton Avenue Associates, LLC (20)	New York
Viewmont Drive Realty, LLC (20)	Pennsylvania
Watchung Realty Holdings, LLC (20)	New Jersey
Whitehall Management Partners, LLC (20)	Pennsylvania

(1) Wholly-owned subsidiary of Mattress Firm Holding Corp.

(2) Wholly-owned subsidiary of Mattress Intermediate Holdings, Inc.

(3) Wholly-owned subsidiary of Mattress Holdco, Inc.

(4) Wholly-owned subsidiary of Mattress Holding Corp.

(5) Wholly-owned subsidiary of Mattress Firm, Inc.

(6) Wholly-owned subsidiary of Mattress Firm—Arizona, LLC

(7) Wholly-owned subsidiary of MGHC Holding Corporation

(8) Wholly-owned subsidiary of Mattress Giant Acquisition Corporation

(9) Wholly-owned subsidiary of Mattress Giant Corporation

(10) Wholly-owned subsidiary of MGC Membership Corporation

(11) Limited partnership owned by MGiant GenPar, LLC (1% general partnership interest) and MGiant LimPar, LLC (99% limited partnership interest)

(12) Majority-owned subsidiary of Mattress Firm, Inc. (80%).  Remaining interests owned by PCB Pro Holdings, LLC (10%) and BZS Holdings, LLC (10%).

(13) Wholly-owned subsidiary of Sleep Experts Partners, L.P.

(14) Wholly-owned subsidiary of The Sleep Train, Inc.

(15) Wholly-owned subsidiary of ST San Diego, LLC.

(16) Wholly-owned subsidiary of HMK Mattress Holdings LLC

(17) Wholly-owned subsidiary of HMK Intermediate Holdings LLC

(18) Wholly-owned subsidiary of Dial Operations, LLC

(19) Wholly-owned subsidiary of MD Acquisition LLC

(20) Wholly-owned subsidiary of Acker Realty Holdings LLC

(21) Fifty percent-owned subsidiary of South Oyster Bay Realty, LLC  (50%).  Remaining fifty percent interest owned by

Steel Circuit LLC (50%).